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                        GRANITE STATE ENERGY, INC.
                               Balance Sheet
                           At September 30, 1998
     (expressed in millions, rounded to hundred thousands of dollars)
                     (Unaudited, subject to adjustment)

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                                  ASSETS
                                  ------
Current assets:
   Cash                                                   $ 0.2
   Customer accounts receivable and unbilled revenue, net                                          0.1
   Other current assets                                               0.1
                                                          -----
      Total assets                                                  $ 0.4
                                                          =====


                LIABILITIES AND PARENT COMPANY'S INVESTMENT
                -------------------------------------------

   Accounts payable                                                 $ 0.3
   Parent company's investment:
     Common stock, par value $1 per share, and
      subordinated notes payable to parent                            0.4

     Accumulated deficit                                             (0.3)
                                                          -----
      Total parent company's investment                               0.1
                                                          -----
      Total liabilities and parent company's investment                                          $ 0.4
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